Exhibit 2.2

EXECUTION VERSION

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”), is entered into as of July 14, 2003, by and among Yahoo! Inc., a Delaware corporation (“Parent”), July 2003 Merger Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the undersigned stockholder (“Stockholder”) of Overture Services, Inc., a Delaware corporation (the “Company”).

WITNESSETH:

WHEREAS, concurrently with the execution of this Agreement, Parent, Merger Sub and the Company are entering into an Agreement and Plan of Merger of even date herewith (the “Merger Agreement”), pursuant to which the parties thereto have agreed, upon the terms and subject to the conditions set forth therein, to merge Merger Sub with and into the Company or, alternatively, merge the Company with and into Merger Sub (the “Merger”); and

WHEREAS, as of the date hereof, Stockholder is the Beneficial Owner (as defined hereinafter) of Existing Shares (as defined hereinafter) of the common stock, $0.0001 par value, of the Company (the “Company Common Stock”); and

WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Parent has requested that Stockholder enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.    Certain Definitions.  In addition to the terms defined elsewhere herein, capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement.  For purposes of this Agreement:

(a)      “Beneficially Own” or “Beneficial Ownership” with respect to any securities means having “beneficial ownership” of such securities as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except for those shares of Company Common Stock which Stockholder has the right to acquire within 60 days.

(b)      “Existing Shares” means shares of the Company Common Stock Beneficially Owned by Stockholder as of the date hereof.

(c)      “Securities” means the Existing Shares together with any shares of the Company Common Stock or other securities of the Company acquired by Stockholder in any capacity after the date hereof and prior to the termination of this Agreement whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution, split-up, recapitalization, combination, exchange of shares or the like, gift, bequest, inheritance or as a successor in interest in any capacity or otherwise.

Section 2.   Representations And Warranties of Stockholder.  Stockholder represents and warrants to Parent and Merger Sub as follows:

(a)      Ownership of Shares.  As of the date hereof and at all times prior to the termination of this Agreement, Stockholder is (and will be, unless any Existing Shares are transferred pursuant to Section 5(a) hereof or any Stockholder Options are exercised) the Beneficial Owner of the Existing Shares and Company Options to purchase shares of Company Common Stock (the “Stockholder Options”) set forth on the signature page of this Agreement.  As of the date hereof, Stockholder does not beneficially own any securities of the Company other than the shares of Company Common Stock (and the associated Company Rights) and Stockholder Options set forth on the signature page of this Agreement.

(b)      Authority.  Stockholder has the requisite power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Existing Shares with no limitations, qualifications or restrictions on such power, subject to applicable securities laws and the terms of this Agreement.

(c)      Power; Binding Agreement.  Stockholder has the legal capacity and authority to enter into and perform all of Stockholder’s obligations under this Agreement.  This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors’ rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(d)      No Conflicts.  Except as contemplated by the Merger Agreement, no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby, none of the execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof shall (i) conflict with or result in any breach of any organizational documents applicable to Stockholder, if applicable, or (ii) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to Stockholder or any of Stockholder’s properties or assets, except in the case of clause (ii) where such violations, breaches or defaults would not, individually or in the aggregate, materially impair the ability of Stockholder to perform this Agreement.

(e)      No Encumbrance.  Except as permitted by this Agreement, the Existing Shares are now and, at all times during the term hereof, and the Securities will be, held by Stockholder, or by a nominee or custodian for the benefit of Stockholder, free and clear of all Liens except for any such Liens arising hereunder or under applicable federal and state securities laws, other than Liens that are not material to performance of this Agreement by Stockholder.

(f)      Community Property.  All representations and warranties by Stockholder made herein are qualified in their entirety by the effects of applicable community property laws and the laws affecting the rights of marital partners generally.

Section 3.    Representations And Warranties of Parent And Merger Sub.  Each of Parent and Merger Sub hereby, jointly and severally, represents and warrants to Stockholder as follows:

(a)       Power; Binding Agreement.  Parent and Merger Sub each has the corporate power and authority to enter into and perform all of its obligations under this Agreement.  This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and constitutes a valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors’ rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(b)      No Conflicts.  Except as contemplated by the Merger Agreement, no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby, and none of the execution and delivery of this Agreement by each of Parent and Merger Sub, the consummation by each of Parent and Merger Sub of the transactions contemplated hereby or compliance by each of Parent and Merger Sub with any of the provisions hereof shall (i) conflict with or result in any breach of any provision of the respective certificates of incorporation or by-laws of Parent and Merger Sub, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any of its subsidiaries or any of their properties or assets, except in the case of clause (ii) where the failure to obtain such permits, authorizations, consents or approvals or to make such filings, or where such violations, breaches or defaults would not, individually or in the aggregate, materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by the Merger Agreement or perform this Agreement.

Section 4.   Disclosure.  Stockholder hereby agrees to permit Parent to publish and disclose in the Registration Statement and the Prospectus/Proxy Statement (including all documents and schedules filed with the Securities and Exchange Commission), and in any press release or other disclosure document in which Parent reasonably determines in its good faith judgment that such disclosure is required by law, including the rules and regulations of the Securities and Exchange Commission, or appropriate, in connection with the Merger and any transactions related thereto, Stockholder’s identity and ownership of the Company Common Stock and the nature of Stockholder’s commitments, arrangements and understandings under this Agreement.

Section 5.   Transfer And Other Restrictions.  Prior to the termination of this Agreement, Stockholder agrees not to, directly or indirectly:

(a)      except pursuant to the terms of the Merger Agreement or pursuant to the terms of a trading plan adopted pursuant to Rule 10b5-1 under the Exchange Act in effect prior to the date hereof, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of any or all of the Securities or any interest therein, (i) except as provided in Section 6 hereof or (ii) unless each person to which any of such Securities, or any interest in any of such Securities, is or may be transferred shall have:  (A) executed a counterpart of this Agreement and a proxy in the form attached hereto as Annex I and (B) agreed in writing to hold such Securities (or interest in such Securities) subject to all of the terms and provisions of this Agreement;

(b)      grant any proxy, power of attorney, deposit any of the Securities into a voting trust or enter into a voting agreement or arrangement with respect to the Securities except as provided in this Agreement; or

(c)      take any other action for the purpose of making any representation or warranty of Stockholder contained herein untrue or incorrect or of preventing or disabling Stockholder from performing its obligations under this Agreement.

Section 6.   Voting of the Company Common Stock.  Stockholder hereby agrees that, during the period commencing on the date hereof and continuing until the first to occur of (a) the Effective Time or (b) termination of this Agreement in accordance with its terms, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of the Company Common Stock, however called, or in connection with any written consent of the holders of the Company Common Stock, Stockholder (in his or her capacity as such) will, provided that Stockholder has received written notice from Parent within a reasonable period of time prior to any such meeting that Parent is unable to vote the Securities subject to the irrevocable proxy in the form attached hereto as Annex I (the “Proxy”) at the meeting, appear at the meeting or otherwise cause the Securities to be counted as present thereat for purposes of establishing a quorum and vote or consent (or cause to be voted or consented) the Securities:

(A)       in favor of the adoption of the Merger Agreement and the approval of other actions contemplated by the Merger Agreement and any actions required in furtherance thereof;

(B)      against approval of any proposal made in opposition to, or in competition with, the Merger Agreement or the consummation of the Merger; and

(C)      against any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement.

Stockholder may not enter into any agreement or understanding with any person the effect of which would be inconsistent with or violative of any provision contained in this Section 6.  Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict Stockholder from acting in Stockholder’s capacity as a director of the Company (it being understood that this Agreement shall apply to Stockholder solely in Stockholder’s capacity as a stockholder of the Company) or voting in Stockholder’s sole discretion on any matter other than those matters referred to in subsections (A), (B) and (C) above.

Section 7.   Irrevocable Proxy.  Concurrently with the execution of this Agreement, Stockholder agrees to deliver to Parent the Proxy, which shall be irrevocable to the fullest extent permitted by applicable law, with respect to the Securities.

Section 8.   Stop Transfer; Legending of Shares.

(a)      Stockholder agrees with, and covenants to, Parent that Stockholder will not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Securities, unless such transfer is made in compliance with this Agreement.

(b)      In the event of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of share or the like other than pursuant to the Merger, the term “Existing Shares” will be deemed to refer to and include the shares of the Company Common Stock as well as all such stock dividends and distributions and any shares into which or for which any or all of the Existing Shares may be changed or exchanged and appropriate adjustments shall be made to the terms and provisions of this Agreement.

(c)      Subject to the terms of  Section 5 hereof, Stockholder hereby agrees that Stockholder shall not transfer the Securities without first having a legend affixed to the certificates representing the Securities stating that they are subject to this Agreement and to an irrevocable proxy.

Section 9.   Termination.  This Agreement shall terminate on the earliest of (a) termination of the Merger Agreement, (b) the agreement of the parties hereto to terminate this Agreement, and (c) the Effective Time.

Section 10.   Miscellaneous.

(a)      Entire Agreement.  This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

(b)      Successors and Assigns.  This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto.  This Agreement shall be binding upon, inure to the benefit of and be enforceable by each party and such party’s respective heirs, beneficiaries, executors, representatives and permitted assigns.

(c)      Amendment and Modification.  This Agreement may not be amended, altered, supplemented or otherwise modified or terminated except upon the execution and delivery of a written agreement executed by the parties hereto.

(d)      Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

(i)	if to Parent or Merger Sub, to:

Yahoo! Inc.
701 First Avenue
Sunnyvale, California 94089
Attention: Chief Executive Officer
	Telephone No.:	(408) 349-3300
	Facsimile No.:	(408) 349-7721

with a copy at the same address to the attention of the General Counsel and Secretary and with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
525 University Avenue, Suite 1100
Palo Alto, California 94301
	Attention:	Kenton J. King
Celeste E. Greene
	Telephone:	(650) 470-4500
	Telecopy No.:	(650) 470-4570

(ii)	If to Stockholder, to the address set forth on the signature page hereto, with a copy to:

Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, California 94304-1050
	Attention:	Martin W. Korman
Bradley L. Finkelstein
	Telephone:	(650) 493-9300
	Telecopy No.:	(650) 493-6811

(e)      Severability.  In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(f)      Other Remedies; Specific Performance.  Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

(g)      No Waiver; Remedies Cumulative.  No failure or delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

(h)      No Survival.  None of the representations, warranties, covenants and agreements made in this Agreement shall survive the termination of the Agreement in accordance with its terms, except for the agreements in this Section 10.

(i)      No Third Party Beneficiaries.  This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

(j)      Governing Law and Venue.  This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of law thereof.  In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Delaware state court in the event any dispute arises out of this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement in any court other than a state court sitting in the State of Delaware.

(k)      Descriptive Heading.  The descriptive headings used herein are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

(l)      Expenses.  All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

(m)      Counterparts.  This Agreement may be executed in one or more counterparts, and by facsimile, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

* * * * * *

IN WITNESS WHEREOF, Parent, Merger Sub and Stockholder have caused this Agreement to be duly executed as of the day and year first written above.

YAHOO! INC.

By:
Name:
Title:

JULY 2003 MERGER CORP.

By:
Name:
Title:

By:
Name:

Shares beneficially owned:
___________ shares of Company Common Stock (and associated Company Rights)
___________ shares of Company Common Stock issuable upon exercise of Company Options

Address:

ANNEX I

IRREVOCABLE PROXY

The undersigned Stockholder of Overture Services, Inc., a Delaware corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by applicable law) appoints Jonathan K. Sobel and Susan L. Decker and each of them individually, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and re-substitution, to the full extent of the undersigned’s right, with respect to the Securities (as defined in the Voting Agreement dated as of the date hereof (the “Voting Agreement”) between Yahoo! Inc., a Delaware corporation (“Parent”), July 2003 Merger Corp., a Delaware corporation and the undersigned Stockholder of the Company) until the termination of the Voting Agreement pursuant to its terms.  Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Voting Agreement. Upon the execution hereof, all prior proxies given by the undersigned with respect to the matters set forth in clauses (A), (B) and (C) below are hereby revoked and no subsequent proxies will be given.

This proxy is irrevocable to the fullest extent permitted by applicable law, is granted pursuant to the Voting Agreement and is granted in consideration of Parent entering into the Merger Agreement.  This proxy is executed and intended to be irrevocable to the fullest extent permitted by law in accordance with the provisions of Section 212(c) of the Delaware General Corporation Law.  The attorneys and proxies named above are empowered to exercise all voting rights (including, without limitation, the power to execute and deliver written consents with respect to the Securities) of the undersigned at any time prior to termination of the Voting Agreement at every annual, special or adjourned meeting of the stockholders of the Company and in every written consent in lieu of such meeting as follows:

(A)      in favor of the adoption of the Merger Agreement and the approval of other actions contemplated by the Merger Agreement  and any actions required in furtherance thereof; and

(B)      against approval of any proposal made in opposition to, or in competition with, the Merger Agreement or the consummation of the Merger; and

(C)      against any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement.

The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided in clauses (A), (B) and (C) above.  The undersigned Stockholder may vote the Securities on all other matters.

Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

This Proxy is coupled with an interest and is irrevocable to the fullest extent permitted by law.

Dated: July 14, 2003	Signature of Stockholder:

Print Name of Stockholder: